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FIRST UNITED RELEASES STATEMENT AND PRESENTATION REGARDING DRIVER’S CONTINUED FALSE NARRATIVES AND MISCHARACTERIZATIONS

Sets the Record Straight on Driver’s Latest Attempt to Mislead Shareholders

Vote on the BLUE Proxy Card Today for First United’s Highly Qualified Candidates: John W. McCullough; John F. Barr; Brian R. Boal; and Marisa A. Shockley

First United Reminds Shareholders to Revoke Votes on Driver’s WHITE Card by Voting on First United’s BLUE Card

OAKLAND, MARYLAND – MAY 18, 2020 – First United Corporation (NASDAQ: FUNC) (“First United” or the “Company”), a bank holding company and the parent company of First United Bank & Trust (the “Bank”), today issued the below statement and released a presentation to address certain misleading statements advanced by Driver Management Company LLC (“Driver”) in connection with the Company’s upcoming Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 11, 2020. The presentation – “What Driver Got Wrong” – can be viewed at https://www.sec.gov/.

The Board of Directors (the “Board”) commented:

“Driver continues to advance false narratives and misinformation in an attempt to mislead shareholders, and we had no choice but to set the record straight. We believe our shareholders deserve the truth, and urge them to review our presentation and consider the facts when voting their shares at the rapidly approaching Annual Meeting.

First United’s highly qualified and independent nominees – John W. McCullough, John F. Barr, Brian R. Boal and Marisa A. Shockley – remain focused on overseeing management’s execution of a successful business strategy and delivering value to shareholders. We humbly ask for your support, and remain committed to serving our shareholders and our communities.”

What Driver Got Wrong May 2020

2 2 Important additional information F irst United, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from First United's shareholders in connection with the 2020 annual meeting of shareholders. First United has filed a definitive proxy statement and a BLUE proxy card with the SEC in connection with any such solicitation of proxies from First United shareholders. SHAREHOLDERS OF FIRST UNITED ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the 2020 annual meeting of shareholders. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by First United with the SEC at no charge at the SEC's website www.sec.gov. Copies are also available at no charge at First United's website at http://investors.mybank.com /.

3 3 As Driver continues to be proven wrong, instead of admitting it, Driver is once again trying to change to yet another misleading narrative: 1. Backpedaling on its flawed demand for a sale of First United at all costs – Driver is trying to downplay the fact that its continued, irresponsible call for a sale of First United would have put our bank up for sale in the worst M&A market since the financial crisis 2. Reversing its criticism of our share buyback program – Driver has abandoned this line of attack in its latest presentation – In fact, Driver has recently contacted us demanding that we repurchase shares under the very program it criticized 3. Moving the goalposts again in its perplexing assessment of First United’s strategy – Driver has changed to a “new and improved” peer group to benchmark our performance – Yet ignores the fact that for over ten years we have delivered superior returns 4. Driver is relying on misleading version of events around purported unspecified “voting irregularities” of over a decade ago and other attempts to cover its real misguided objective Driver’s Constantly Flip Flopping Campaign Strategy

4 4 Driver’s Thesis for First United: A Sale “Or Else” In a multitude of tweets, newspaper ads, media interviews, letters, emails, calls, presentations and regulatory filings spanning over a year, Driver has proposed one narrow plan: “We have never attempted to hide the fact that we have one primary objective: a sale process” (1) “Driver Management Company LLC (“Driver”) believes that First United Corporation (“FUNC”) would be worth significantly more in a sale than remaining independent and requests that FUNC immediately (i) hire qualified and experienced financial advisors and ( ii) explore a sale in order to maximize value for all FUNC shareholders . ” – March 26 , 2019 regulatory filing “As such, the best way to maximize value for all First United shareholders would be to immediately engage qualified and experienced financial advisors and instruct them to run a sale process for First United . ” – July 24 , 2019 letter to management “It also seems obvious to us — and other shareholders (based on the results of your most recent annual meeting) — that the only way for the First United board to finally create value for its long - suffering shareholders is to immediately hire experienced and qualified financial advisors and start a sale process . ” – September 4 , 2019 letter to management “ A sale today would unlock FUNC’s significant franchise value and be in the best interest of all shareholders . ” – August 20 , 2019 presentation “A more accurate statement would be that action is required on the part of the Board at this time, specifically retaining an experienced financial advisor and starting a sale process . ” – September 9 , 2019 letter to management “The First United board’s lack of accountability is, we believe, yet more evidence that First United needs to immediately engage a qualified financial advisor and pursue a sale to a larger bank with a responsible board . ” – September 13 , 2019 letter to management “The Board now has a clear choice : force an irrational, wasteful proxy contest to try to save itself or fulfill its obligations to shareholders by initiating a sale process . ” – September 26 , 2019 press release “Rather than wait for the outcome of a contested election, however, we invite the Board to redeem itself and salvage its reputation by taking prompt action to halt the futile waste of corporate resources and pursue a sale ” – September 26 , 2019 press release “However , the most important question raised by the earnings release (and First United’s prospects and performance generally) is why does First United’s board of directors continue to refuse to run a sales process ?” – October 23 , 2019 letter to management “Driver has outlined an extremely appealing and logical path to maximizing value for First United’s shareholders : we believe there are a number of potential high - quality buyers for First United, shareholders could receive between $ 26 and $ 33 per share in a sale , and a transaction can be achieved quickly with minimal execution risk . ” – October 30 , 2019 press release “Driver remains willing to present its ideas and recommendations to the Board of Directors for how a value - maximizing sales process can be expeditiously run . ” – October 30 , 2019 press release “First United is failing all of its stakeholders by stubbornly refusing to merge into a stronger, healthier bank . ” – October 30 , 2019 presentation to shareholders “We believe that your public statements harping on director questionnaires and director interviews are a pathetic and desperate attempt to distract shareholders from the true issue here : First United’s lack of strategic direction and the incremental value Driver believes First United could obtain for all shareholders by publicly commencing a sale process . ” – December 3 , 2019 letter to the Lead Independent Director “ We have never attempted to hide the fact that we have one primary objective : a sale process that maximizes long - term value to all First United shareholders . ” – December 3 , 2019 letter to the Lead Independent Director “As he continues to push for a sale, Cooper said he will continue to highlight the board’s issues and make the case for why a sale would be the best outcome for everyone . “Rather than go through proxy contest, they could go sell bank now and then claim to have done the right things for shareholders,” Cooper said . ” – Baltimore Business Journal article published December 19 , 2019 “Driver has spent the past nine months trying to initiate a dialogue with Carissa Rodeheaver, First United’s Chairman and Chief Executive Officer, about pursuing a sale that can deliver a meaningful premium for shareholders . We sought to demonstrate to Ms . Rodeheaver that shareholders will be far better served if the Company initiates a sale process rather than remaining committed to a standalone path that is unsupported by a viable strategy or credible business plan . ” – January 6 , 2020 letter to shareholders “Due to First United’s refusal to heed shareholders’ calls for a sale process , we were left with no choice but to nominate three highly - qualified, independent director candidates – Michael J . Driscoll, Ethan C . Elzen and Lisa Narrell - Mead – for election to the Board at the upcoming annual meeting . ” – January 6 , 2020 letter to shareholders “In our view, the most obvious and important question that should be addressed by Ms . Rodeheaver is : “ Will you run a sale process and, if not, why?” Although a growing number of shareholders have raised this question to Ms . Rodeheaver, it does not seem to be one that she is willing to address . ” – January 15 , 2020 letter to shareholders “All we want is for First United’s Board of Directors (the “Board”) to focus on enhancing shareholder value and take the logical step of exploring a sale to one of the many suitable acquirers capable of paying a meaningful premium in a transaction . ” – February 7 , 2020 letter to the Lead Independent Director “If you want to speak, please call me at any time . You have my phone number . But if you do, please spare me the false indignation and just get to business . You can start by explaining why the Board will not do what is right by shareholders and at least test the market for a sale . ” – February 7 , 2020 letter to the Lead Independent Director “In our view, it will only benefit shareholders for independent thinkers to be able to encourage a boardroom dialogue about improved governance, enhanced investor transparency and the need to credibly assess sale options that can unlock significant value . ” – March 31 , 2020 letter to shareholders (1) December 3, 2019 letter to the Lead Independent Director

5 5 Driver has raised a bank activist fund predicated on one concept: a sale, no matter what the costs or market conditions. Just before filing its 13D on First United last year, Driver principal Abbott Cooper made this position clear in an interview with Bloomberg TV (1) : Interviewer : Regional banking when I think about that, is a very unloved or at least untargeted sector by activists why are you going into it ? Cooper : The big reason is there’s a lot of low hanging fruit there…there’s a tremendous amount of M&A and the banks that we’re targeting need a little bit of a push to take part in that consolidation…The other thing is quite frankly making the status quo a little uncomfortable for them. Interviewer : How do you factor in recession risk ? Cooper : I think that if we’re looking at a recession right now it’s not the type of recession we saw in the financial crisis where it was really a credit bubble bursting. This feels more where growth is just going to slow or contract and…the banks that are going to be the consolidators need to keep showing earnings growth… and the best way for them to do that is through M&A. One Trick Pony: Driver Has One Idea, A Sale At All Costs This reckless and one - sided approach would put our bank up for sale in the worst M&A market since the financial crisis (1) Bloomberg TV Interview: Abbott Cooper Sees A Lot of Low Hanging Fruit In Small Banks, August 15, 2019

6 6 (41.8%) (32.1%) (31.5%) (26.3%) (25.4%) (24.4%) (22.4%) (21.9%) (21.4%) (19.6%) UCFC SNL Bank Index SBBX TSHR EMPK REVB CARO FSB MFSF FUNC Source: S&P Global Market Intelligence, FactSet (1) For the period ended May 12, 2020. Includes companies $1 - $5B in assets which announced a sale since August 29, 2019 (2) United Community Financial Corp. was acquired by First Defiance Financial Corp. through a merger of equals One Trick Pony: Driver Has One Idea, A Sale At All Costs • Since Driver’s 13D filing, eight banks similar in size to First United have announced a sale • Even with the control premium generated by the sale, every single one of those banks has underperformed First United on a 1 - year basis • Where is the additional value? WHAT ELSE IS DRIVER WRONG ABOUT? 1 - Year TSR vs. Peers (1) (2)

7 7 17.8x 8.4x At Announcement Today 15.4x 7.1x At Announcement Today 187% 94% At Announcement Today 214% 100% At Announcement Today Recent Market Conditions: Impact on Pricing Source: S&P Global Market Intelligence; market data as of May 12, 2020 Note: Includes all transactions with stock consideration and disclosed deal value greater than $100 million announced since 2 017 ; present day multiples are based on the transaction exchange ratio and the buyer’s current share price Buyer Multiples (median P/TBV) Deal Multiples (median P/TBV) Deal Multiples (median P/NTM EPS) Buyer Multiples (median P/NTM EPS) The recent dramatic change in market conditions reflects just one key deal risk that can be completely unpredictable and beyond anyone’s control • The market downturn has negatively affected bank stocks as investors grow wary of a prolonged recession • Current market environment is penalizing buyers that have pending M&A transactions • Buyers’ abilities to pay a premium has in essence evaporated – Poor buyer stock performance post - announcement can substantially reduce or erase the premium received by selling shareholders

8 8 Driver’s Thesis for First United: Recipe for Disaster Source: Public filings, news releases (1) S&P Data Dispatch article “COVID - 19 Will Continue to Drive Delays in Bank Deals” posted on April 14, 2020 Capitulating to Driver’s threats over previous months to pursue a sale “or else” would have plotted First United on a course to try to negotiate or close a deal at one of the worst times in over a decade – this year is not a “risk - free vote”! • Bank buyers are focusing on matters other than M&A due to the complexity, uncertainty and unique challenges caused by COVID - 19 • As a result, deal volumes, valuations and premiums are at a trough. Multiple pending deals have been terminated or delayed, with more likely to come (1) Announce Date Seller Seller HQ Buyer Termination / Delay Date Status 4/30/2019 Jaeger & Flynn Assoc. Clifton Park, NY Pioneer Bancorp 3/27/2020 TERMINATED 10/25/2019 Empire Bancorp Islandia, NY Flushing Financial Corp 3/23/2020 DELAYED 12/23/2019 VSB Bancorp Staten Island, NY Northfield Bancorp 3/20/2020 DELAYED 1/16/2020 First City Bank of Florida Fort Walton Beach, FL Beach Community Bank 3/24/2020 TERMINATED 1/21/2020 Virginia Bank Bankshares Danville, VA Pinnacle Bankshares Corp 4/8/2020 DELAYED Examples of Recent Deals Delayed or Terminated Due to COVID - 19 WHAT ELSE IS DRIVER WRONG ABOUT?

9 9 Where Else Driver is Wrong: Impartial Candidates Driver’s self - serving Q&A to its candidates about a sale of First United: They apparently never read Driver’s letter nominating them to the Board? (1) Source: Driver’s investor presentation filed May 12, 2020 (2) Source: Driver’s letter to shareholders dated November 19, 2019 ▪ Driscoll: “It is premature for me to have a view…” ▪ Elzen: “I have no preconceived view…” ▪ Narrell - Mead: “It would be completely inappropriate for me to have a pre - set view…” (1) ▪ “Driver invested in First United for a simple reason…pursuing a sale of the Company” ▪ “We believe overhauling the Board with new directors…can lead to a thoughtful sale process” ▪ “ THIS ELECTION WILL BE A REFERENDUM ON A BOARD THAT HAS…REFUSED TO RUN A SALE PROCESS ” (2) Did Driver’s candidates have no knowledge of who was nominating them or the platform on which they were being nominated? If they are so open - minded, why has not a single one of them spoken out to distance themselves from these completely one - sided (and value destructive) statements since their nomination was announced ? Why haven’t we even been allowed to meet with and interview them despite our multiple requests over the last 6 months? At best this is negligent and careless behavior, or worse empty rhetoric, by those who should be watching out for ALL shareholders’ interests, not just Driver’s` WHAT ELSE IS DRIVER WRONG ABOUT?

10 10 ▪ Our Board is a top five shareholder of First United, holding 4.3% of FUNC shares – Each of our directors elects to receive the majority of their Board fees in the form of shares ▪ Each of our directors individually has meaningful ownership in First United and is aligned with shareholders – Our directors do not manage hedge funds with large pools of other people’s money – Investment in First United makes up a significant component of the personal net worth of each ▪ Driver’s nominees hold almost NO shares of First United stock (in aggregate less than 0.1%) – Each of our directors, including our most recently added directors, individually owns more shares than all three of Driver’s nominees combined Where Else Driver is Wrong: Board Ownership If Driver’s nominees do not personally own any meaningful stock of First United, who are they aligned with – all First United shareholders or just Driver ? WHAT ELSE IS DRIVER WRONG ABOUT?

11 11 (23%) (20%) (19%) (13%) (13%) (11%) (7%) (5%) (1%) (1%) 0% 3% 12% 13% 17% 18% 20% 21% 35% 42% 48% 51% ORRF CVLY NKSH PFIS MVBF PWOD SHBI OPOF AMNB CHMG ESSA CZNC FRAF ACNB FCBC FNCB CBFV MPB NWFL FMNB SMMF FUNC Where Else Driver is Wrong: Executive Compensation $0.4 $0.4 $0.4 $0.4 $0.5 $0.6 $0.6 $0.6 $0.6 $0.7 $0.7 $0.8 $0.8 $0.8 $0.8 $0.9 $1.0 $1.0 $1.0 $1.0 $1.2 $1.5 FRAF OPOF FUNC CBFV ACNB NWFL CVLY FNCB MPB SHBI FCBC CZNC PFIS AMNB CHMG ESSA NKSH SMMF FMNB PWOD ORRF MVBF CEO Average Compensation for Years Ended 2016 - 2019 ($ millions) (1) TSR Over Ms. Rodeheaver’s Tenure as CEO (1) Source: S&P Global Market Intelligence, FactSet (1) Includes Driver’s “New and Improved” peer set. TSR ending May 12, 2020 WHAT ELSE IS DRIVER WRONG ABOUT? Even vs Driver’s “New and Improved” peers, our CEO pay is among the lowest and TSR is best in class ▪ Having said that, as a part of our efforts to respond to shareholder input, we have made several changes to executive and director compensation to significantly increase insider ownership in the future – For example, i n 2020 we adopted a Long - Term Incentive Plan to reward executives for achieving long - term performance goals and further align them with shareholders through increased share ownership

12 12 We find it telling in an attempt to identify something to criticize about the bank, Driver primarily has to rely on events of 10 or more years ago relating to a different management team and Board of which the majority have since left First United: ▪ We have a new CEO, CFO, COO and CRO (both lending and retail), and a majority of the directors in place at that time have since left the Board ▪ Regardless , we are in a much better position, both from a balance sheet and risk management perspective, than ten years ago : – Stronger balance sheet and capitalization – More diversification and less concentration in construction loans – Enhanced enterprise risk management – Higher profitability ▪ The current crisis in the wake of COVID - 19 is completely different from the 2008 financial crisis, to which Driver continues to make faulty comparisons : – Driver is attempting to draw a comparison between the 2008 mortgage crisis and today’s COVID - 19 pandemic – Today, we are part of the solution and are providing vital stability and support to our customers during this time – Our involvement in support programs such as the Paycheck Protection Program is clear evidence of our relationships with customers in the community and our ability to attract and retain business at this time Where Else Driver is Wrong: Financial Crisis We think our current performance under our current management team and Board is more indicative of First United’s ability to continue growing the bank and creating value for shareholders WHAT ELSE IS DRIVER WRONG ABOUT?

13 13 Where Else Driver is Wrong: Our Superior TSR (1) Source: FactSet, S&P Global Market Intelligence ; includes price change and reinvested cash dividends (1) Ending May 12, 2020 (2) Starting December 16, 2015 (announcement of Ms. Rodeheaver’s appointment to CEO) (3) Starting January 1, 2010 (4) SNL U.S. $1B - $5B Bank Index (5) Peer groups are defined on page 23 of this presentation . Peer group refers to median unless stated otherwise Even through the current economic environment, we have outperformed on a relative basis for over a decade – guess what time period Driver wants to ignore? 1 - Year 3 - Year CEO Tenure (2) 5 - Year Post Crisis (3) First United (19.6%) 6.8% 50.8% 68.8% 163.3% SNL Bank Index (4) (32.1%) (29.8%) (2.1%) 11.0% 110.1% Proxy Peers (5) ( 37.9%) (25.2%) (0.7%) 7.1% 121.0% ISS Peers (34.9%) (30.3%) (0.3%) 11.1% 93.1% Driver’s Peers (36.8%) (21.9%) (3.0%) 5.8% 61.8% Driver’s “New and Improved” Peers (35.8%) (20.2%) 0.1% 8.0% 89.8% First United TSR vs. Peers T hrough the COVID - 19 Environment WHAT ELSE IS DRIVER WRONG ABOUT?

14 14 Where Else Driver is Wrong: Impact of COVID - 19 Source: FactSet, S&P Global Market Intelligence; includes price change and reinvested cash dividends (1) Press release issued the morning of February 11, 2020; returns start from February 10, 2020 (2) SNL U.S. $1B - $5B Bank Index (3) As of May 8, 2020 (4) Ending May 12, 2020 1 - Day After 1 - Week After 1 - Month After Since Release (4) First United (0.0%) 0.3% (15.8%) (38.4%) SNL Bank Index (2) 0.2% (0.1%) (21.6%) (36.8%) Driver’s “New and Improved” Peers (0.2%) 0.0% (20.2%) (36.0%) FUNC TSR vs. Peers Since Strategic Review Announcement (1) • Since we publicly announced the conclusion of our latest strategic review on February 11, 2020, we have performed in line with the industry and our peers • This is contrary to Driver’s highly misleading implications that: – O ur announcement resulted in a relative decline in our returns – O ur shares were disproportionately affected by the impact of the COVID - 19 pandemic – First United will underperform our industry and peers in a recessionary environment • We are supporting our local community and have processed 1,020 Paycheck Protection Program loans (3) WHAT ELSE IS DRIVER WRONG ABOUT?

15 15 Where Else Driver is Wrong: Board Refreshment Our ongoing Board evolution will result in the strategic refreshment of a majority of our independent directors, decrease our Board size, maintain our commitment to diversity and continuously update the skill set of our Board • This June , Robert Kurtz, our longest - tenured director, is retiring: (1) – Search is already underway for independent Board candidates that will enhance our Board’s diversity and provide expertise in key areas such as regulatory, compliance, technology and innovation (2) • Two additional directors will retire by our 2021 annual meeting • At least one additional director will retire in 2023 Future Plans : Four or more directors within three years • In 2014 - 15 , our current Board refreshment efforts began with the addition of three new directors: John Barr, Brian Boal and Marisa Shockley : – Driver’s proxy fight would replace at least two - thirds of these recently added Board members, if successful • In 2019 , we reduced our Board size upon the retirement of Robert Stuck Refreshment t o Date : Four directors within five years (1) Originally planned for 2021 but accelerated based on shareholder feedback (2) We have tried to collaborate with Driver since October 2019 to identify mutually agreeable candidates as part of a customary settlement framework. During this time, we shared resumes of our top candidates with Driver, offering Driver several opportunities to interview them. Driver never responded to these offers. We did not add these candidates to the Board in the middle of negotiations with Driver in an effort to avoid destabilizing our settlement talks. We will revisit our ongoing director refreshment efforts after we receive additional shareholder feedback at the upcoming annual meeting

16 16 Where Else Driver is Wrong: Board Refreshment ▪ Our Board refreshment program has included a combination of replacing directors and contracting the size of the Board – So far, we’ve added three new directors to the Board – With the additional departure of Robert Stuck last year, we reduced our Board size to 11 – This year, one director, Robert Kurtz, has announced his retirement next month ▪ If we had filled Mr. Stuck’s vacant seat last year, and filled Mr. Kurtz’s seat today, the average tenure of our independent directors would be 12 years ▪ By this time next year, the average / median tenure of our independent directors will be 10 years and 7 years, respectively – At least two more directors will retire by next year’s annual meeting ▪ By our 2023 annual meeting, no more than two directors will have been on the Board for 10 years or more – At least one additional director will retire by our 2023 annual meeting WHAT ELSE IS DRIVER WRONG ABOUT? Ongoing Board refreshment will remain a priority for First United going forward. We’ve tried in good faith to include Driver in this process and it has declined to participate (1) (1) We have tried to collaborate with Driver since October 2019 to identify mutually agreeable candidates as part of a customary settlement framework. During this time, we shared resumes of our top candidates with Driver, offering Driver several opportunities to interview them. Driver never responded to these offers. We did not add these candidates to the Board in the middle of negotiations with Driver in an effort to avoid destabilizing our settlement talks. We will revisit our ongoing director refreshment efforts after we receive additional shareholder feedback at the upcoming annual meeting.

17 17 ▪ We’ve been cooperating with Driver’s requests under Maryland and federal law – We have spelled out for Driver in October 2019 and January 2020 the steps it needs to take to receive shareholder records under state and federal law ▪ Under Maryland law, to obtain the shareholder list, the request must be made by shareholders that hold 5% of First United’s shares in record name for six or more months – Despite our having explained this well over six months ago, Driver has never moved sufficient shares into record name, which is simple to do. Driver has acknowledged publicly in writing that it has no basis under Maryland law to obtain these records ▪ Under federal law, Driver made a request under Rule 14a - 7 for us to elect to either (a) mail on behalf of Driver its proxy materials to beneficial and record shareholders, or (b) furnish lists of beneficial and record shareholders to Driver – We have followed Rule 14a - 7 promptly and fully and have made voluminous mailings to beneficial and record shareholders on Driver’s behalf for a number of weeks now ▪ As seen from Driver’s numerous tweets, postings to its website, shareholder letters, press releases, and regulatory filings for over a year, plus its own proxy materials (which we’ve mailed to shareholders for Driver), we do not believe Driver has been inhibited from communicating with or soliciting our shareholders Where Else Driver is Wrong: Shareholder List First United is not to blame for any of Driver’s failures to comply with the clear requirements of Maryland law, the same as everyone else WHAT ELSE IS DRIVER WRONG ABOUT?

18 18 ▪ Driver falsely portrays First United’s response to the shareholder list demand made by Cede & Co. on Driver’s behalf ▪ We responded to the demand, agreed to give the registered list to Cede so long as it could confirm the number of shares it currently holds and so long as a confidentiality agreement is in place. We asked Cede to let us know the legal basis under Maryland law for the other shareholder records it sought ▪ These are customary requests by an issuer responding to a shareholder list demand to ensure that company records are appropriately safeguarded ▪ Cede has not responded to our response letter in nearly two weeks but we remain ready to furnish the registered shareholder list once it complies with our simple and straightforward requests Where Else Driver is Wrong: Shareholder List WHAT ELSE IS DRIVER WRONG ABOUT?

19 19 ▪ First United has no control over the Office of the Maryland Commissioner of Financial Regulation’s investigation of Driver – Driver’s claim that Ms. Rodeheaver used her position as Chairman of the Board of the Maryland Bankers Association to influence the Maryland regulator’s investigation is completely false – This is a matter between Driver and the regulator, and Driver is making yet another false assertion to try to blame First United for its own actions, which may not have complied with Maryland law and may result in Driver being unable to vote its First United shares for five years Where Else Driver is Wrong: Regulatory Investigation Driver is insinuating that the Maryland regulator is investigating it due to an abuse of power by our CEO Ms. Rodeheaver: WHAT ELSE IS DRIVER WRONG ABOUT? First United is not to blame for any of Driver’s failures to comply with the clear requirements of Maryland law, the same as everyone else

20 20 ▪ Some of our Board members have ongoing or previous business relationships with the bank, as employees, customers or in some cases service providers – In each case, these business relationships are not a significant part of any director’s individual business (1) – These relationships are always fully disclosed when appropriate and our Board, together with our legal advisors, have reviewed – and regularly review – these relationships to ensure that we make timely, complete and accurate disclosures and that First United is free of any conflicts Where Else Driver is Wrong: Conflicts of Interest First United is committed to serving the best interests of its shareholders and conducts its business in line with all regulatory requirements and governance best standards WHAT ELSE IS DRIVER WRONG ABOUT? (1) Represent less than 5% of any director’s individual business

21 21 In a desperate attempt to try to make a case for change, Driver has repeatedly made incorrect statements of purported “voting irregularities” from over a decade ago. In order to set the record straight: ▪ The proposal to declassify the Board in 2010 was unanimously supported and recommended by the Board ▪ Despite Driver’s claims, there were no voting irregularities at the 2010 annual meeting and no shareholder, regulator, or other party of any kind thought it warranted to do any level of investigation here – The reported votes were the exact votes submitted by banks, brokers and registered stockholders, reported by the official tabulator and certified by the inspector of elections – The proposal received the full benefit of broker discretionary voting – First United has a dividend reinvestment program, and thus has fractional shares which are voted at every meeting of shareholders. These fractional shares were previously reported in our final vote filings, but we no longer show the vote results to a decimal place and instead round it to the nearest share – Ultimately, the proposal did not receive sufficient shareholder support to pass Where Else Driver is Wrong: Declassification Proposal WHAT ELSE IS DRIVER WRONG ABOUT?

22 22 Support First United - Vote on the BLUE Proxy Card! YOUR VOTE COUNTS! SUPPORT ALL FOUR OF YOUR BOARD’S NOMINEES ON THE BLUE PROXY CARD!

23 23 Selected Peer Groups Proxy Peers (1) ISS Peers (2) Driver’s Peers (3) Driver’s New Peers (4) ACNB X X X X AMNB X X ASRV X X CBFV X X CFFI X X CHMG X X X X CVLY X X X X CZFS X X CZNC X X X X ESSA X X ESXB X EVBN X X FBSS X FCBC X X FCCY X FDBC X FMNB X X FNCB X X FNLC X Proxy Peers (1) ISS Peers (2) Driver’s Peers (3) Driver’s New Peers (4) FRAF X X X FRBK X MPB X X MVBF X X X NKSH X X X X NWFL X X X OPOF X X X X ORRF X X X X PFIS X X PWKB X PWOD X X X X QNBC X RIVE X X SAL X SHBI X X X SLCT X X SMMF X X TCFC X UNB X (1) Proxy Peers can be found in First United’s definitive proxy statement found here: https:// www.sec.gov/Archives/edgar/data/763907/000110465920048280/tm2016149d1_defc14a.htm (2) ISS Peers can be found in the 2019 ISS Annual Benchmark Report posted on May 16, 2019. Excludes DNBF which was acquired on November 30, 2019 (3) Driver’s Peers can be found in the presentation filed in the Schedule 13D/A dated September 26, 2019 found here: https:// www.sec.gov/Archives/edgar/data/763907/000092189519002457/ex992to13da400322fir_092619.pdf (4) Driver’s New and Improved Peers can be found in the presentation filed in the definitive proxy materials dated May 12, 2020 f oun d here: https:// www.sec.gov/Archives/edgar/data/763907/000092189520001351/ex1todfan14a12447002_051220.pdf

YOUR VOTE IS IMPORTANT

VOTE FOR FIRST UNITED’S NOMINEES ON THE BLUE PROXY CARD TODAY

If you have already voted a WHITE proxy card, you may revoke that vote by voting the enclosed BLUE proxy card today.

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor, Morrow Sodali LLC:

509 Madison Avenue, Suite 1206

New York, NY 10022

Toll Free: (800) 662-5200

E-mail: FirstUnitedCorp@MorrowSodali.com

Shareholder Contact

Morrow Sodali LLC

Mike Verrechia/Bill Dooley

(800) 662-5200

FirstUnitedCorp@MorrowSodali.com

Media Contact

Prosek Partners

Brian Schaffer / Josh Clarkson / Kristen Duarte

(646) 818-9229 / (646) 818-9259 / (646) 818-9074

bschaffer@prosek.com / jclarkson@prosek.com / kduarte@prosek.com

ABOUT FIRST UNITED CORPORATION

First United Corporation is the parent company of First United Bank & Trust, a Maryland trust company with commercial banking powers, and two statutory trusts that were used as financing vehicles. The Bank has four wholly-owned subsidiaries: OakFirst Loan Center, Inc., a West Virginia finance company; OakFirst Loan Center, LLC, a Maryland finance company; First OREO Trust, a Maryland statutory trust that holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure; and FUBT OREO I, LLC, a Maryland company that likewise holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure. The Bank also owns 99.9% of the limited partnership interests in Liberty Mews Limited Partnership; a Maryland limited partnership formed for the purpose of acquiring, developing and operating low-income housing units in Garrett County, Maryland. The Corporation’s website is www.mybank.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports that First United Corporation files with the Securities and Exchange Commission (the “SEC”) entitled “Risk Factors”.

IMPORTANT ADDITIONAL INFORMATION

First United, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from First United’s shareholders in connection with the Annual Meeting. First United has filed a definitive proxy statement and a BLUE proxy card with the SEC in connection with any such solicitation of proxies from First United shareholders. SHAREHOLDERS OF FIRST UNITED ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the Annual Meeting. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by First United with the SEC at no charge at the SEC’s website www.sec.gov. Copies are also available at no charge at First United’s website at http://investors.mybank.com/.

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